Exhibit 4.6

Contract No.:

Labor Contract

Party A (Employer): Hanting Xingkong (Shanghai) Hotel Management Co., Ltd.

Party B (Employee):

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Notice of Labor Contract Terms and Conditions

Dear              Madam/Sir:

We hereby deliver a copy of this Labor Contract to you to have a thorough understanding about the terms and conditions of this Labor Contract before you signing the Contract. Meanwhile, we has informed you any and all information upon recruitment, including work duties, working condition, working location, occupational harms, safety production situation, working remuneration and other information as required by employees; You shall confirm that the labor relationship between you and your original employer has terminated without any non-competition agreement or labor dispute before signing this Labor Contract. You are willing to confirm that you have no dissidence about the above mentioned contents and will confirm this Notice with your manual signature.

Employee:

Date:	(month) (date) (year)

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Body Text of Labor Contract

Party A and Party B have had amicable negotiations on the equal and voluntary basis and signed this Labor Contract to confirm the labor relationship between Party A and Party B and specify the rights and obligations of both parties in accordance with the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China, the related valid regulations and the related rules and systems of the Company.

Article 1 Labor Contract Term

1.	The term of this Labor Contract is from [ ](month)[ ](day)[ ](year) to [ ](month)[ ](day)[ ](year) and the probation term hereto is from [ ](month)[ ](day)[ ](year) to [ ](month)[ ](day)[ ](year).

2.	This Labor Contract will be expired upon the said expiration date of contract term. In the event that this Contract needs to be renewed, this Contract can be renewed prior to the said expiration date of contract term; In the event that either party herein is not willing to renew this Contract, the unwilling Party shall inform the other Party prior to the said expiration date of contract term in written form at least 10 days in advance.

3.	In the event that both parties do not renew nor terminate this Contract upon the said expiration date of contract term and Party B continues to perform the tasks appointed by Party A, both Parties are deemed as having reached an agreement to renew this Contract complying with the original terms and conditions herein.

Article 2 Work Contents

1.	Party A hereby appoints Party B to perform tasks at the [ ] position and Party A has the right to adjust Party B’s position with the consideration of the following reference:

(1)	Party B’s monthly performance evaluation record;

(2)	Any change of Party B’s position (or work category);

(3)	Party A’s profitability;

(4)	The supply-demand situation in labor market and the average level of social and economical development.

2. Party B’s duties and work contents shall be appointed by Party A with the consideration of Party B’s position or work category, Party B’s capability and Party A’s requirement.

3. Party B’s position, work contents and requirements shall be implemented according to the related rules and regulations of Party A, including but not limited to the recruitment requirements of the given position,, position (recruitment) description, work standards, quality standards, position evaluation regulations, the related training and examination requirement and so on. Party B hereby agrees that Party A will evaluate Party B’s performance in accordance with the said requirements and will pay remuneration, adjust awards or punishment, remuneration or position according to the said evaluation systems.

4. Party A may adjust Party B’s position according to Party A’s requirements and Party B’s capability in real practice, including but not limited to temporary work. Party A shall inform Party B about such position adjustment in written form (namely, Employee Position Adjustment Notice) or by email, if any. The said Employee Position Adjustment Notice or emails shall be performed as the appendix hereto with the same legal force and effect of this Contract with Party B’s manual signature in written form or agreed email sent by Party B.

Article 3 Working Location

1.	Party B’s working location will be appointed at [ ]. As Party A’s operation scope is further developing, Party A may appoint Party B to other cities with the agreement of Party B in advance.

2.	Party A may change Party B’s working location which has been specified herein in a legal manner with the consideration of Party A’s operation requirements, Party B’s capability, performance and physical conditions, including:

(1)	Party A’s headquarters;

(2)	Party A’s wholly-funded company or jointly-funded company by holding partial equity;

(3)	Party A’s branches or offices in different locations;

(4)	Party A’s affiliated companies (such as franchisee);

(5)	The locations where Party A’s employees supply services on business trip.

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Article 4 Working Hour

1.	Both parties hereby agree that [ ] is adopted for Party B’s:

A: Regular working hour system; B: Irregular working hour system; C: Combined working hour system.

2.	Party B’s working hour shall be stipulated or changed by Party A. The daily working hour exclude lunch hour and rest hour.

3.	In the event that irregular working hour system or combined working hour system is adopted for Party B’s position, the actual working hour shall be performed in accordance with the related laws.

Article 5 Overtime Work

1.	Party A may appoint Party B overtime work according to the actual requirement; Party B shall support such appointment and Party A shall pay Party B such overtime work or grant Party B rest time in accordance of the related laws. In the event that Party B is willing to work overtime, Party B shall finish overtime work application procedures in accordance with Party A’s rules and regulations.

2.	In the event that Party B is required to prolong working hours in the real practice, Party B’s overtime work may not be confirmed until such work has been approved by Party A in written form in advance.

3.	In the event that irregular working hour system or combined working hour system is adopted for Party B’s position, the related remuneration for overtime work shall be performed in accordance with the related laws.

Article 6 Holidays

1.	Party B has the right to enjoy legal holidays, marriage leave, funeral leave and other legal leaves.

2.	Party B has the right to enjoy holidays with salary when Party B worked with Party A more than one year continuously; Such holidays shall be granted to Party B in accordance with the related laws and regulations of China and Party A’s related rules and regulations.

3.	In the event that irregular working hour system or combined working hour system is adopted for Party B’s position, Party B’s holidays shall be granted in accordance with the related laws.

Article 7 Labor Remuneration

1.	Party B has the right to obtain remuneration for his/her work under the precondition that Party B fulfills the regular work attendance and finished the work appointed by Party A within the scheduled working time with the required quality and quantity.

2.	Probation term for the said position is [ ] and the monthly salary for probation service is RMB [ ] yuan (in written letters: [ ] YUAN IN TOTAL); The monthly salary in formal employment term with qualified probation evaluation result is RMB [ ] yuan (in written letters: [ ] YUAN IN TOTAL) (such salary shall be paid in accordance with the position evaluation system and the related procedures stipulated by Party A).

3.

Party A will pay Party B monthly salary in arrears, namely, Party A will pay Party B salary for the previous month on the 6th day of the current month in cash or in account transfer manner. Such salary payment will be ahead of schedule or postpone in legal holidays.

4.	The income of Party B listed in Section 2 of this Article is pre-tax income. Party B shall pay individual income tax in accordance with the relate law and shall be deducted and paid by Party A on behalf of Party B (including the part of salary which shall be paid by Party A to Party B according to the judgment or determination of Party B’s labor arbitration award or the judgment of the People’s Court).

5.	Party A may adjust Party B’s remuneration in accordance with the applicable terms and conditions of the related laws and Party B’s performance in real practice. In the event that Party A adjusts Party B’s position, Party A shall adjust Party B’s remuneration and welfare according to the adjusted position and Party B will obey Party A’s decision in this regard.

6.	Party A shall pay salary to Party B for legal holidays, marriage leave, funeral leave and the time of legal social activities.

7.	Party B’s bonus shall be granted in accordance with Party A’s rules and regulations. Party A has the right to formulate, amend, upgrade or cancel its bonus and allowance system.

Article 8 Social Insurance and Welfare

1.	Party A shall implement social insurance system and buy insurance for Party B in accordance with the related laws and regulations in China;

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2.	It is imperative for both parties to insure social insurance and pay the legal social insurance premium. The contribution part which shall be borne by Party B shall be deducted from Party B’s salary and paid by Party A on behalf of Party B. Social insurance treatment and standards shall be performed in accordance with the related laws and regulations. Party B must contribute social insurance in accordance with the related laws.

3.	Party A shall upgrade its welfare treatment for employees and gradually increase Party B’s welfare. In the event that Party B is injured or disabled or fell occupational sick or dead at working hour, Party A shall perform the related welfare treatment for Party B in accordance with the related state laws, regulations and rules.

4.	The welfare treatment granted by Party A to Party B for Party B’s sick or injury at working hour shall be implemented in accordance with the related laws, regulations and rules.

5.	The welfare treatment for female employees in their maternity leave, birth leave and baby-nursing leave shall be implemented in accordance with the related laws, regulations and rules.

6.	Party A will pay or adjust other subsidiaries and welfare payment for Party B according to the related regulations of the Company with the consideration of Party B’s position and working location. The detailed standards will be formulated by Party A.

Article 9 Training

1.	Party A will grant special expense for Party B to have training courses. In the event that professional skill training is needed, both parties shall sign a training agreement to schedule a certain service term.

Article 10 Work Protections and Work Conditions

1.	Party A shall supply necessary work conditions and tools for Party B and shall formulate and upgrade its production practice standards, so as to guarantee that Party B has the related rights and fulfill the related obligations at work. In the event that Party B’s work involves safety requirements, Party A shall issue Party B with safe, applicable and effect labor protection facilities and shall educate Party B with work safety knowledge and sanitation knowledge in advance, so as to prevent Party B from accidents or occupational harms and ensure safety practice in a well-educated manner.

2.	Party B shall accept the managerial training and position skill training supplied by Party A, so as to upgrade his/her business capability and skills; Party B shall strictly comply with safety practice rules and procedures.

3.	Party B hereby guarantees that Party B has accepted the safety education supplied by Party A and will fulfill his/her obligations on work protection and safety in an earnest manner.

4.	In accordance with the related state regulations of China, female employees and underage employees shall be given special protections.

Article 11 Working Discipline

1.	Party A shall formulate and upgrade its rules and systems on working discipline and other related rules and systems. Party B shall strictly comply with the related state laws, rules and regulations of China, Party A’s Employee Manual, Confidential Agreement, Non-competition Agreement and Development Ownership Agreement and other related rules and regulations; further, Party B shall comply with the rules and regulations on work safety, sanitation and practices and work standards; Party B shall use and protect Party A’s property in his/her most possible prudence, comply with professional ethics, refuse any and all bribe activities and keep confidential of Party A’s business secrets.

2.	Party A shall formulate its rules and regulations through legal procedures and shall release in public to inform Party B about such rules and regulations.

3.	Party B will accept Party A’s management and requirement and may not leave his/her position without Party A’s permission in advance.

4.	Party B shall fulfill any and all tasks and economic targets appointed by Party A.

5.	Party B may not commence on any part-time job which is similar to Party A’s business scope or has profit conflict with Party A’s business.

6.	Party B shall have business trips as required by Party A.

7.	In the event that Party B breaches Party A’s working discipline, Party A has the right to manage and punish such breach behavior of Party B in accordance with the related laws, rules and regulations of China and Party A’s rules and regulations and Party A has the right to directly send Party B to judicial authority in a serious case.

Article 12 Alteration, Cancellation and Termination of Contract

1.	Both parties hereby agree that alteration, cancellation and termination of this Contract shall be performed in accordance with the Labor Contract Law and the related effective rules and regulations.

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2.	When this Contract is cancelled or terminated, Party B must finished hand-over procedures in accordance with the agreed schedule with Party A. In the event that any economic compensation occurred in such hand-over procedures, Party A shall pay Party B such compensation after Party B finished the said hand-over procedures which have been inspected and accepted by Party A.

Article 13 Liabilities of Breach Contract

1.	Party B shall bear compensation responsibility for Party A when Party A suffers losses which arise from termination contract for the reason of Party B’s breach of Article 39 of the Labor Contract Law.

2.	In the event that both parties have reached other agreement on the issues of non-competition, training and service term, such agreements shall be performed in accordance with the Labor Contract Law and the implementation regulations and the related agreements signed by both parties.

Article 14 Business Secrets

1.	In the event that Party A suffers economic losses arising from cancellation of this Contract for the reason that Party B breaches this Contract or breaches confidential agreement or non-competition agreement, Party B shall bear any and all compensation liabilities in accordance with the related laws.

Article 15 Settlement of Labor Dispute

1.	In the event that any dispute arising from performance of this Contract, both parties shall settle such dispute through amicable negotiations; Should such negotiations fail, both parties may apply to the Labor Union of the Company for coordination and settlement; Should such coordination and settlement fail, both parties may apply to Labor Dispute Arbitration Commission for arbitration settlement; Either party herein may directly apply to Labor Dispute Arbitration Commission for settlement.

Article 16 Miscellaneous

1.	The company rules and regulations and agreement appendixes formulated and released by Party A in accordance with the related laws shall have the equal and same legal force and effect as this Contract. The appendixes hereto are listed as follows:

(1)	Position (Employment) Statement, Working Principles and Standards, Quality Standards and Evaluation Standards;

(2)	Other agreement on working duties signed by both parties herein;

(3)	Party A’s documents on its rules, systems and procedures;

(4)	Employee Manual, Confidential Agreement, Service Term Agreement;

(5)	Position evaluation system, emails and various notices issued from time to time;

(6)	Professional Ethics and Business Behavior Standards

2.	Party A may dispatch Party B to Party A’s associated company to fulfill Party A’s work requirement with Party B’s consent in advance. When Party B signs the Employee Work Adjustment Statement and confirms such work adjustment by email, Party B is deemed as having signed labor contract with the associated company. The said Employee Work Adjustment Statement and the said email sent by Party B shall be deemed as the proof of signing labor contract with the said associated company; the working age of Party B shall be commenced from the earliest employment commencement date with Party A or Party A’s associated company.

3.	As Party A is a company running economy hotel chain, Party B hereby agrees that Party A’s liabilities (including but not limited, paying salary, paying social insurance, housing fund and so on) may be fulfilled by its associated company on behalf of Party A as required by Party A’s operation needs; In the event that Party A’s associated company fulfilled Party A’s liabilities on behalf of Party A to Party B, such liabilities shall be deemed as having fulfilled by Party A.

4.	As for any and all issues which have not been discussed herein, both parties may have amicable negotiations and sign a supplementary agreement. The said supplementary agreement shall have the same and equal legal force and effect as this Contract. In the event that any and all inconsistency between this Contract and the said supplementary contract, the said supplementary contract shall be prevail.

5.	This Contract is signed in duplicate copies and will be take effect with seals and signatures of both parties. Party A and Party B hold each copy respectively.

6.	This Contract is signed in Shanghai Xuhui District, the People’s Republic of China.

(No text following this page; the next one is signature page.)

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Signature Page

Party A:		Party B:

	(seal)		(signature)

Legal Person:	He Hui	ID Card:

Address:	No.2266, Hongqiao Road, Changning District, Shanghai	Address:

Tel:	021-61952011	Tel:

Date:	(month) (date) (year)	Date:	(month) (date) (year)

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